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                [HUMAN GENOME SCIENCES, INC. LOGO W/ LETTERHEAD]

                                                                 EXHIBIT 99

PRESS RELEASE
FOR IMMEDIATE RELEASE
CONTACT:
Steven C. Mayer
Senior Vice President and Chief Financial Officer and
Kate de Santis
Director, Corporate Communications and Investor Relations
Human Genome Sciences
301/309-8504



                         HUMAN GENOME SCIENCES ANNOUNCES
          PROPOSED $150 MILLION CONVERTIBLE SUBORDINATED DEBT OFFERING
                                       AND
            EXCHANGE OFFER FOR EXISTING CONVERTIBLE SUBORDINATED DEBT

         ROCKVILLE, MARYLAND, December 6, 1999 -- Human Genome Sciences, Inc. (Nasdaq: HGSI) announced today that it proposes to make a private offering of $150 million principal amount of Convertible Subordinated Notes due 2006
The Company also announced that it will file an exchange offer under which holders of its existing 5-1/2 percent Convertible Subordinated Notes due 2006 will receive an additional $180 per $1000 principal amount of Notes payable in HGS Common Stock, to convert their Notes into Common Stock during the period of the exchange offer. This stock in addition to the 19.1571 shares issuable to holders of the Notes for each $1,000 principal amount of Notes converted. The existing Notes were issued in June and July of 1999 and are convertible into HGS Common Stock at a price equal to $52.20 per share.

         The new Notes will be convertible into Common Stock, at the option of the holder, at a price to be determined. The Company expects to complete this new Note offering in December 1999.


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HUMAN GENOME SCIENCES ANNOUNCES
PROPOSED $150 MILLION CONVERTIBLE SUBORDINATED DEBT OFFERING AND
EXCHANGE OFFER FOR EXISTING CONVERTIBLE SUBORDINATED DEBT page 2

         The Company expects that the proceeds from the offering will be used for: the continued expansion and initiation of pre-clinical programs now underway including the expansion of antibody programs previously announced with Abgenix, Inc. and Cambridge Antibody Technology Group (plc); expansion of clinical trials programs now underway for two novel proteins, Keratinocyte Growth Factor-2 (KGF-2) and Myeloid Progenitor Inhibitory Factor-1 (MPIF-1); initiation of pre-clinical and clinical trial programs to evaluate additional protein-, gene- and antibody-based drugs; expansion of HGS' Functional Genomics program; enhancement of ongoing research and development efforts; the pursuit of patent coverage for genes and proteins including HGS' currently filed patent applications that describe more than 7,400 newly discovered human genes; to operate and expand the new process development and manufacturing facility; and, general corporate purposes.

         The new Notes have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

         Human Genome Sciences has agreed to file a registration statement for the resale of the new Notes and the shares of Common Stock issuable upon conversion of the new Notes within 60 days after the closing date.

         This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes. This press release is being issued pursuant to and in accordance with Rule 135 under the Securities Act of 1933, as amended.

         Human Genome Sciences is a company with the mission to develop products to predict, prevent, detect, treat and cure disease based on its leadership in the discovery and understanding of human and microbial genes.

         HGS and Human Genome Sciences are registered trademarks of Human Genome Sciences, Inc.

         Any statements released by Human Genome Sciences, Inc. that are forward looking are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Editors and investors are cautioned that forward looking statements involve risks and uncertainties which may affect the company's business prospects and performance. These include economic, competitive, governmental, technological and other factors discussed in the company's filings with the Securities and Exchange Commission on forms 10-K, 10-Q and 8-K.
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